UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	January 30, 2010

SIMTROL, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-10927	58-2028246
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

520 Guthridge Court, Suite 250, Norcross, Georgia	30092
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code	(770) 242-7566

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 3.02    UNREGISTERED SALES OF EQUITY SECURITIES.

On January 30, 2010, at the conclusion of the second 30-day Extension Period of its notes payable originated on May 29, 2009, and originally due on November 29, 2009, the Company issued 74,966 shares of its common stock in payment of a 5% Extension fee.  Per the terms of the notes, as the Extension fee was paid in common stock, the common stock was deemed to have a value of $0.375 per share on that date.

The Company believes that there was no “sale” (as defined in Section 2(a)(3) of the Securities Act of 1933, as amended) of securities in connection with the extension payment.  As a result, no registration of the securities was required.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SIMTROL, INC.

By:	/s/ Stephen N. Samp
Stephen N. Samp Chief Financial Officer

Dated:   February 3, 2010